Exhibit 23.1

暉誼(香港) 會計師事務所有限公司 PARKER RANDALL CF (H.K.) CPA LIMITED

February 11, 2011

China Wood, Inc.
c/o Linyi Chan Tseng Wood Co., Ltd.
Daizhuang Industry Zone, Yitang Town
Lanshan District, Linyi City, Shandong
People’s Republic of China 276000
+ 86 5398566168

Dear Sirs:

Re: Consent to Filing Amendment No. 1 of S-1 for China Wood, Inc.

We hereby consent to incorporate by reference in this Amendment No. 1 to the Registration Statement of China Wood, Inc. on Form S-1/A of the unaudited consolidated financial statements for the six months ended September 30, 2010 and the audited consolidated financial statements of Chine Victory Profit Limited and its subsidiaries as of March 31, 2010 and 2009, stated in our report dated May 10, 2010. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

Yours truly,

/s/ Parker Randall CF

Parker Randall CF (H.K.) CPA Limited
Hong Kong

Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon, Hong Kong. Tel: + 852 35763455 Fax: +852 26251263
香港九龍彌敦道625 號雅蘭中心第2 期201 室 電話： +852 3576 3455 傳真：+852 2625 1263